Exhibit 10.3

COMPANY SHAREHOLDER SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of June 16, 2022, is entered into by and among JATT Acquisition Corp, a Cayman Islands exempted company (“Acquiror”), Zura Bio Limited, a limited company incorporated under the laws of England and Wales (the “Company”), and the shareholders of the Company set forth on the signature page hereto (the “Shareholders”). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, Acquiror, the Company, JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of Acquiror (“Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of Acquiror (“Merger Sub 2”), and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”), are or will be parties to that certain Business Combination Agreement, dated as of the date hereof, as amended, modified or supplemented from time to time (the “Business Combination Agreement”) which provides, among other things, that, upon the terms and subject to the conditions thereof, (i) Merger Sub will be merged with and into Holdco, with Holdco as the surviving company and a wholly owned subsidiary of Acquiror, and (ii) immediately following the transaction described in (i), Holdco will be merged with and into Merger Sub 2 (the “Merger”), with Merger Sub 2 surviving the Merger as a direct wholly owned subsidiary of Acquiror;

WHEREAS, as of the date hereof, each Shareholder owns and is entitled to vote, transfer and dispose of the Company Shares set forth on the signature page of this Agreement (collectively, the “Owned Shares”; the Owned Shares and any additional Company Shares (or any securities convertible into or exercisable or exchangeable for Company Shares) in which each Shareholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”);

WHEREAS, as a condition and inducement to Acquiror to enter into the Business Combination Agreement, the Shareholders are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, the Company, and the Shareholders hereby agree as follows:

1.            Agreement to Vote. Each Shareholder, solely in his, her or its capacity as a shareholder of the Company, prior to the Termination Date (as defined herein), irrevocably and unconditionally agrees that, at any other meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however validly called and including any adjournment or postponement thereof) and in connection with any written consent of shareholders of the Company, the Shareholders shall, and shall cause any other holder of record of any of the Shareholders’ Covered Shares to:

(a)            when such meeting is held, appear at such meeting or otherwise cause the Shareholders’ Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)            vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Shareholders’ Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by the relevant Shareholder) in favor of (i) the Merger and the adoption of the Business Combination Agreement and any other matters necessary or reasonably requested by the Company or Acquiror relating thereto, provided, however, that no Shareholder shall be required to vote in favor of or consent to and, and/or execute or otherwise enter into, any contract, understanding or other commitment relating to the Company Capital Restructuring, including the Holdco SSA, to the extent that any such contract, understanding or commitment contains terms and conditions that are not the same in all material respects as the latest proposed terms and conditions for the Company Capital Restructuring, including the Holdco SSA, provided to such Shareholder by the Company or Acquiror prior to the date of this Agreement, and (ii) any proposal to adjourn such meeting at which there is a proposal for shareholders of the Company to adopt the Business Combination Agreement to a later date if there are not sufficient votes to adopt the Business Combination Agreement or if there are not sufficient Company Shares present in person or represented by proxy at such meeting to constitute a quorum; and

(c)            vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Shareholders’ Covered Shares against any acquisition proposal or any transaction relating thereto, refrain from giving consent to any acquisition proposal or any transaction relating thereto and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Company recapitalization, the Merger or any of the other transactions contemplated by the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Agreement.

2.            No Inconsistent Agreements. The Shareholders hereby covenant and agree that they shall not, at any time prior to the Termination Date, (a) enter into any voting agreement or voting trust with respect to any of the Covered Shares that is inconsistent with their obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of the Covered Shares that is inconsistent with the Shareholders’ obligations pursuant to this Agreement, or (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would reasonably be expected to interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement. Each Shareholder further agrees that it shall not sell, assign or otherwise transfer any of the Covered Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Agreement in a form reasonably acceptable to the Acquiror. The Company shall not register any sale, assignment or transfer of the Covered Shares on the Company’s transfer (book entry or otherwise) that is not in compliance with this Section 3.

3.            Termination. This Agreement shall terminate on the earlier of the Closing or the termination of the Business Combination Agreement (“Termination Date”). Upon termination of this Agreement, neither party shall have any further obligation or liability under this Agreement, provided, however no such termination shall relieve the Shareholders or the Company from any liability resulting from a breach of this Agreement occurring prior to the Termination Date.

4.            Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants to the other parties hereto, solely as to itself as follows:

(a)            The Shareholder is the only record owner of, and has good, valid and marketable title to, the Covered Shares it owns, free and clear of Liens other than as created by this Agreement or the Governing Documents of the Company (including, for the purposes hereof, any agreements between or among shareholders of the Company), or applicable Laws.

(b)            The Shareholder, except as provided in this Agreement or as may be provided in any agreements between or among the Company and the shareholders of the Company, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to its Covered Shares.

(c)            The Shareholder, if it is not an individual, affirms that (i) it is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (ii) if such Shareholder is an individual, it affirms that the signature on this Agreement is genuine, and such Shareholder has legal competence and capacity to execute the same,

(d)            The Shareholder has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization and execution by each other party hereto, constitutes a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(e)            The execution, delivery and performance of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement will not, (i) conflict with, constitute or result in a breach or violation of, or a default under, the Governing Documents of the Shareholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent that the absence of such consent, approval or other action would prevent, enjoin or materially delay the timely performance by such Shareholder of its obligations under this Agreement.

(f)            As of the date of this Agreement there is no Proceeding pending against the Shareholder or, to the knowledge of the relevant Shareholder, threatened against the Shareholder that questions the beneficial or record ownership of the Shareholder’s Owned Shares or the validity of this Agreement or would reasonably be expected to prevent or materially delay, impair or adversely affect the performance by the Shareholder of its obligations under this Agreement.

(g)            No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by the Shareholder in its capacity as a Shareholder of the Company.

(h)            Each Shareholder has had the opportunity to read the Business Combination Agreement and this Agreement and has had the opportunity to consult with such Shareholder’s tax and legal advisors.

5.            Appraisal and Dissenters’ Rights. The Shareholders hereby waive, and agree not to assert or perfect, any rights of appraisal or rights to dissent from the Merger or any other transaction contemplated by the Business Combination Agreement that the Shareholders may have by virtue of ownership of the Covered Shares.

6.            Damages; Remedies. Each Shareholder hereby agrees and acknowledges that (a) Acquiror and the Company would be irreparably injured in the event of a breach by such Shareholder of its obligations under this Agreement, (b) monetary damages may not be an adequate remedy for such breach, and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.            Further Assurances. From time to time, at Acquiror’s request and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

8.            Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, or by any other means, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. In such event, equitable adjustments shall be made to the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Acquiror, the Shareholders and the Company.

9.            Amendment and Modification; Waiver. This Agreement may not be amended, modified, supplemented or waived in any manner, whether by course of conduct or otherwise except by an instrument in writing signed by Acquiror, the Shareholders and the Company.

10.           Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.3 of the Business Combination Agreement to the applicable party, with respect to the Company at the address set forth in Section 11.3 of the Business Combination Agreement, and, with respect to the Shareholders, at the addresses set forth on Exhibit A.

11.           Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

12.           No Third-Party Beneficiaries. Each Shareholder’s representations, warranties and covenants set forth herein are solely for the benefit of Acquiror in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

13.           Governing Law and Venue; Service of Process; Waiver of Jury Trial. Section 11.9 of the Business Combination Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14.           Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors, permitted assigns and transferees and legal representatives.

15.           Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

16.           Foreign Corrupt Practices Act. Acquiror hereby represents as of the date of this Agreement and as of the Closing Date that (a) neither Acquiror nor any of its Affiliates or their respective directors, officers, managers, employees, independent contractors, representatives or agents (collectively, “Representatives”) have, directly or indirectly, made, offered, promised, or authorized any payment to, or otherwise contributed any item of value to, any non-U.S. government official, in each case, in violation of the U.S. Foreign Corrupt Practices Act, as amended (“FCPA”) or any other applicable anti-bribery or anti-corruption law; (b) neither Acquiror and any of its Affiliates or their Representatives have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation, and (c) Acquiror has maintained, and has caused each of its Subsidiaries and Affiliates to maintain, systems or internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

17.           Compliance with Sanctions Laws. Acquiror and the Company hereby represent as of the date of this Agreement and as of the Closing Date, that (a) none of Acquiror, the Company, or any of their Subsidiaries or Representatives have violated any applicable Laws and Orders relating to economic or trade sanctions administered or enforced by the United States (including by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, and the U.S. Department of Commerce), Canada, the United Kingdom, the United Nations Security Council, the European Union, or any other relevant Governmental Entity (“Sanctions Laws”); (b) none of the Acquiror, the Company or any of their Affiliates or Representatives are currently (i) identified on any specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, the U.S. Department of State, or other applicable Governmental Entity; (ii) organized, resident, or located in, or a national of a comprehensively sanctioned county; or (iii) owned or otherwise controlled, by a person identified in (i) or (ii); and (c) Acquiror and the Company have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State. Acquiror and the Company further represent as of the date of this Agreement and as of the Closing Date, that neither Acquiror nor the Company have submitted any disclosures or received any written notice that it is subject to any civil or criminal investigation, audit or other inquiry involving or otherwise relating to any alleged or actual violation of Sanctions Laws.

18.           Expenses. All reasonable and documented out-of-pocket costs and expenses incurred by each Shareholder in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including costs, fees and expenses of such Shareholder’s attorneys, accountants and other advisors, shall constitute Company Transaction Expenses (as defined in the Business Combination Agreement) and shall be paid in accordance with the Business Combination Agreement.

19.           Amended and Restated Registration Rights Agreement. Upon, and subject to, the consummation of the transactions contemplated by the Business Combination Agreement, each of the Shareholders and Acquiror shall deliver duly executed counterparts to the Amended and Restated Registration Rights Agreement in the form attached as Exhibit A to the Business Combination Agreement to be effective as of the Closing.

20.           Nonsurvival of Representations and Warranties. The representations and warranties contained in this Agreement shall not survive the Closing.

21.           Capacity as a Shareholder. Notwithstanding anything herein to the contrary, each Shareholder signs this Agreement solely in its capacity as a shareholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of the Shareholder or any Affiliate, employee or designee of the Shareholder or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

JATT ACQUISITION CORP

By:	/s/ Verender S. Badial
Name: Verender S. Badial
Title: Chief Financial Officer

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

ZURA BIO LIMITED

By:	/s/ Oliver Levy
Name: Oliver Levy
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

HANA IMMUNOTHERAPEUTICS LLC

By:	/s/ Chris Kim
Name: Chris Kim
Title: CEO
Subject Shares: 100,000 Series A-1 Shares
__________

HANA IMMUNOTHERAPEUTICS LLC

By:	/s/ Chris Kim
Name: Chris Kim
Title: CEO
Subject Shares:
__________Ordinary Shares

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

PFIZER INC.

By:	/s/ Deborah J. Baron
Name: Deborah J. Baron
Title: SVP, Worldwide Business
Subject Shares: 25,000 Series A-1 Shares

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

OLIVER LEVY

By:	/s/ Oliver Levy

Title: Director
Subject Shares:
__________Ordinary Shares

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

DAVID BRADY

By:	/s/ David Brady

Title: Director
Subject Shares:
__________Ordinary Shares

[Signature Page to Company Shareholder Support Agreement]

Exhibit A

Shareholders

Shareholder	Number of Ordinary Shares	Number of Shares	Notice Details
Hana Immunotherapeutics LLC	1	100,000	chris.kim@hanaimmunotx.com
Pfizer Inc.	0	25,000

Email address: rana.al-hallaq@pfizer.com

Correspondence address: For the attention of Rana Al-Hallaq, Pfizer Inc., 235 East 42nd Street, New York, NY 10017

With a copy (which shall not constitute notice) to:

Email address: Brandon.Miller@pfizer.com

Correspondence address: For the attention of Brandon Miller, Pfizer Inc., 235 East 42nd Street, New York, NY 10017

Oliver Levy	3,200	0	oliver.levy@zurabio.com
David Brady	347	0	david.brady@zurabio.com